Exhibit 10.20

ADVANCED DRAINAGE SYSTEMS, INC.

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is entered into as of                     , by and between Advanced Drainage Systems, Inc., a Delaware corporation (the “Company”), and «NAME», an individual (the “Grantee”).

W I T N E S S E T H

WHEREAS, pursuant to the provisions of the Company’s 2008 Restricted Stock Plan (as amended, the “Plan”), the Company desires to award to the Grantee restricted shares of Common Stock, $.01 par value, of the Company (“Common Stock”), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth;

WHEREAS, Grantee wishes to accept said offer; and

WHEREAS, the parties hereto understand and agree that any terms used and not defined herein shall have the same meanings as in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

§1. Terms of Award. The Company hereby awards to the Grantee «SHARESD» («SHARES») shares of Common Stock (the “Shares”) in accordance with the terms of this Agreement.

§2. Provisions of Plan Controlling. The Grantee specifically understands and agrees that the Shares issued under the Plan are being awarded to the Grantee pursuant to the Plan, copies of which Plan the Grantee acknowledges he or she has read, understands and by which he or she agrees to be bound. The provisions of the Plan are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall control.

§3. Vesting of Restricted Stock.

(a) General. Subject to the terms and conditions of the Plan and this Agreement, and except as provided in §§3(b), 3(c), 3(d) and 3(e) of this Agreement,                 (                ) of the Shares awarded hereunder shall vest and shall no longer be subject to a risk of forfeiture on each of the first, second, third, fourth and fifth year anniversaries of the date hereof provided that the Grantee has been continuously employed by the Company, or any subsidiary thereof, from the date hereof through the then-applicable anniversary date.

(b) Death of Grantee. If the Grantee shall die while in the employ of the Company or any of its subsidiaries, the provisions of §3(a) shall have no force and effect, and the Shares awarded hereunder shall vest and shall no longer be subject to a risk of forfeiture.

(c) Disability of Grantee. If the Grantee shall become permanently and totally disabled within the meaning of §22(e)(3) of the Code while in the employ of the Company or any of its subsidiaries, the provisions of §3(a) shall have no force and effect, and the Shares awarded hereunder shall vest and shall no longer be subject to a risk of forfeiture.

(d) Other Termination of Employment.

(i) Unless expressly provided otherwise in a written agreement between the Grantee and the Company (or any subsidiary thereof), the Grantee’s employment with the Company or any subsidiary thereof is and at all times has been at will. Nothing in this Agreement is intended to, and no action taken pursuant to this Agreement will, change the at-will nature of the employment relationship.

(ii) If the Grantee’s employment with the Company or any subsidiary thereof is terminated by the Company for Cause (as defined below), the unvested portion of the Shares awarded hereunder shall be forfeited to the Company for no consideration. As used herein, the term “Cause” shall mean any illegal or disreputable or malfeasant conduct which in any significant respect impairs the reputation, goodwill or business position of the Company or involves the funds or other assets of the Company or any of its affiliates.

(iii) If the Grantee’s employment with the Company or any subsidiary thereof is terminated by the Company for any reason other than for Cause, death or permanent and total disability within the meaning of §22(e)(3) of the Code, the provisions of §3(a) shall have no force and effect, and the Shares awarded hereunder shall vest and shall no longer be subject to a risk of forfeiture.

(iv) If the Grantee’s employment with the Company or any subsidiary thereof is terminated by the Grantee for any reason other than death or permanent and total disability within the meaning of §22(e)(3) of the Code, the unvested portion of the Shares awarded hereunder shall be forfeited to the Company for no consideration.

(e) Other Events. If the Grantee remains continuously in the employment of the Company, or any subsidiary thereof, the provisions of §3(a) shall have no force and effect, and the Shares awarded hereunder shall vest and shall no longer be subject to a risk of forfeiture, effective immediately prior to the closing of an underwritten public offering of the Company’s Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, or any similar federal statute, or effective immediately at the time of a Change in Control (as defined in the Plan).

§4. Dividend and Voting Rights. Grantee shall have the right to vote any Shares awarded hereunder and to receive any dividends declared with respect to such Shares, provided that such voting and dividend rights shall lapse with respect to any Shares that are forfeited to the Company pursuant to §3 of this Agreement.

§5. Additional Shares.

(a) If the Company shall pay a stock dividend or declare a stock split on or with respect to any of its Common Stock, or otherwise distribute securities of the Company to the holders of its Common Stock, the number of shares of stock or other securities of the Company issued with respect to the Shares then subject to the restrictions contained in this Agreement shall be added to the Shares subject to this Agreement. If the Company shall distribute to its stockholders shares of stock of another corporation, the shares of stock of such other corporation distributed with respect to the Shares then subject to the restrictions contained in this Agreement shall be added to the Shares subject to this Agreement.

(b) If the outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of Common Stock of the Company, or if the Company shall be a party to a merger, consolidation or capital reorganization, there shall be substituted for the Shares then subject to the restrictions contained in this Agreement such amount and kind of securities as are issued in such subdivision, combination, reclassification, merger, consolidation or capital reorganization in respect of the Shares subject to this Agreement.

§6. Legends. All certificates representing the Shares to be issued to the Grantee pursuant to this Agreement shall have endorsed thereon legends substantially as follows:

“The shares represented by this certificate are subject to restrictions set forth in a Restricted Stock Agreement dated                     with the Company, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request.”

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

§7. No Obligation to Employ. The Company is not obligated, by the Plan or this Agreement, to continue the Grantee as an employee of the Company or any subsidiary thereof.

§8. Investment Intent. The Grantee represents and warrants to the Company that the Shares are being acquired for the Grantee’s own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares.

§9. Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

Advanced Drainage Systems, Inc.

4640 Trueman Boulevard

Hilliard, Ohio 43026

Attention: Corporate Secretary

If to the Grantee:

«NAME»

«ADDRESS»

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one (1) business day following delivery to a recognized courier service or three (3) business days following mailing by registered or certified mail.

§10. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio.

§11. Withholding. Prior to delivery of Shares to Grantee upon the release of the restrictions stated in §3 hereof, Grantee shall be required to make arrangements, satisfactory to the Company, for appropriate withholding for federal, state and local tax purposes. Grantee is permitted to satisfy any such tax withholding requirements, in whole or in part, by delivering Shares to the Company (including Shares awarded hereunder) having a fair market value (as determined by the Company in its sole discretion) equal to the amount of such tax.

§12. Benefit of Agreement. Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

§13. Entire Agreement. This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

§14. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

§15. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer, and the Grantee has hereunto set his or her hand, all as of the day and year first above written.

ADVANCED DRAINAGE SYSTEMS, INC.

By:

«NAME»

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